UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	81-2963381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1389 Center Drive, Suite 200 Park City, Utah	84098
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
9.25% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: No. 333-285148

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

Innovative Industrial Properties, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 9.25% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), to be registered hereunder set forth under the heading “Description of Series B Preferred Stock” in the Registrant’s prospectus supplement dated October 8, 2026, as filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2026, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Capital Stock–Preferred Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-285148), which was filed with the Commission on February 21, 2025. The Series B Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

Exhibit No.	Description
3.1	Second Articles of Amendment and Restatement of Innovative Industrial Properties, Inc. (including Articles Supplementary classifying Innovative Industrial Properties, Inc.’s 9.0% Series A Cumulative Redeemable Preferred Stock) (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 6, 2020).

3.2	Articles Supplementary classifying Innovative Industrial Properties, Inc.’s 9.25% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on October 14, 2026).

3.3	Third Amended and Restated Bylaws of Innovative Industrial Properties, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on December 8, 2022).

4.1	Form Certificate for the Common Stock of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-11/A (File No. 333-214148), filed with the Commission on November 17, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

By:	/s/ David Smith
David Smith
Chief Financial Officer and Treasurer

Date: October 14, 2026